Exhibit 99.1

bellring brands®

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by March 8, 2022 by 1:00 a.m. Central Time and March 4, 2022 for BellRing Brands, Inc. 401(k) Plan

Online
Go to **www.envisionreports.com/BRBR** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/BRBR

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2022 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of BellRing Brands, Inc., based on the recommendation of the Special Committee of the Board of Directors of BellRing Brands, Inc., recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To adopt the Transaction Agreement and Plan of Merger, dated as of October 26, 2021 (the "Transaction Agreement"), by and among BellRing Brands, Inc., Post Holdings, Inc., BellRing Distribution, LLC and BellRing Merger Sub Corporation in accordance with its terms and the Delaware General Corporation Law.	☐	☐	☐
2. To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Transaction Agreement in accordance with its terms and the Delaware General Corporation Law.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/BRBR
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qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
BellRing Brands, Inc. + Notice of 2022 Special Meeting of Stockholders
Proxy Solicited by Board of Directors for Special Meeting — March 8, 2022
Paul A. Rode and Craig L. Rosenthal (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of BellRing Brands, Inc., to be held at Post Holdings Office, 2600 S. Hanley Road, Saint Louis MO 63144 on March 8, 2022 at 10:00 a.m. Central Time or any adjournment or postponement thereof.
Shares represented by this proxy will be voted for the stockholder by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.
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